UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

May 11, 2012 (May 10, 2012)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreements

On May 10, 2012, BreitBurn Operating L.P. (“BOLP”), a wholly owned subsidiary of BreitBurn Energy Partners L.P. (the “Partnership”), entered into two Purchase and Sale Agreements each dated May 9, 2012 (collectively the “Purchase Agreements”). The assets to be acquired by BOLP under the Purchase Agreements consist of oil and gas properties, which are located in Howard and Martin Counties, in the Permian Basin of Texas.  The Acquisitions (as defined below) are not conditioned upon each other.

The Element Asset Acquisition

Under the terms of a Purchase and Sale Agreement with Element Petroleum, LP (“Element”), as seller, (the “Element Purchase Agreement”),  BOLP agreed to acquire certain oil and gas assets (the “Element Assets”) from Element in exchange for approximately $146 million in cash, subject to customary purchase price adjustments (the “Element Acquisition”). Concurrently with the execution of the Element Purchase Agreement, BOLP paid a performance guarantee deposit to Element in the amount of ten percent (10%) of the unadjusted purchase price in connection with the acquisition.

The Element Purchase Agreement contains customary representations and warranties and covenants by each of the parties.  Among other things, during the interim period between the execution of the Element Purchase Agreement and closing of the Element Acquisition, Element has agreed to operate and maintain the assets in the regular and ordinary manner and not to engage in certain types of activities and transactions, subject to certain exceptions.  The Element Purchase Agreement is subject to customary closing conditions and provides that the Element Acquisition will close on July 2, 2012, after the conditions to closing have been satisfied, or such other time as is mutually agreed upon by the parties.

The CrownRock Asset Acquisition

 Under the terms of a Purchase and Sale Agreement with CrownRock, L.P. (“CrownRock”), as seller, (the “CrownRock Purchase Agreement”),  BOLP agreed to acquire certain oil and gas assets (the “CrownRock Assets”) from CrownRock in exchange for approximately $74 million in cash, subject to customary purchase price adjustments (the “CrownRock Acquisition,” and together with the Element Acquisition, the “Acquisitions”).  Concurrently with the execution of the CrownRock Purchase Agreement, BOLP paid a performance guarantee deposit to CrownRock in the amount of ten percent (10%) of the unadjusted purchase price in connection with the acquisition.

The CrownRock Purchase Agreement contains customary representations and warranties and covenants by each of the parties.  Among other things, during the interim period between the execution of the CrownRock Purchase Agreement and closing of the CrownRock Acquisition, CrownRock has agreed to operate and maintain the assets in the regular and ordinary manner and not to engage in certain types of activities and transactions, subject to certain exceptions.  The CrownRock Purchase Agreement is subject to customary closing conditions and provides that the CrownRock Acquisition will close on July 2, 2012, after the conditions to closing have been satisfied, or such other time as is mutually agreed upon by the parties.

 Funding and Hedging for the Acquisitions

In early April, the borrowing base under the Partnership’s bank credit facility was increased from $788 million to $850 million, and there is currently $140 million in debt outstanding under the facility. Initially, the Partnership intends to fund the consideration for the Acquisitions with borrowings under the Partnership’s bank credit facility. On May 10, 2012, the Partnership entered into swaption contracts that provide options to hedge a total of 634,485 barrels of future crude oil production associated with the Acquisitions at current market prices, ranging from $98.35 per barrel in 2012 to $87.80 per barrel in 2017. These swaption contracts have an option expiry and exercise date of July 16, 2012.

The foregoing description of the rights and obligations of BOLP, Element and CrownRock under the Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements, which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

On May 10, 2012, the Partnership issued a press release announcing the execution of agreements to acquire oil and gas assets located in the Permian Basin in Texas.  A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

The information set forth in this Current Report on Form 8-K provided under Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1*  Purchase and Sale Agreement, dated May 9, 2012, between Element Petroleum, LP. and BreitBurn Operating L.P.

10.2* Purchase and Sale Agreement, dated May 9, 2012, between CrownRock, L.P. and BreitBurn Operating L.P.

99.1    BreitBurn Energy Partners L.P. press release dated May 10, 2012 announcing acquisition agreements.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: May 11, 2012	By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel and Executive Vice President

EXHIBIT INDEX

Exhibit No. Documents

10.1*  Purchase and Sale Agreement, dated May 9, 2012, between Element Petroleum, LP. and BreitBurn Operating L.P.

10.2* Purchase and Sale Agreement, dated May 9, 2012, between CrownRock, L.P. and BreitBurn Operating L.P.

99.1    BreitBurn Energy Partners L.P. press release dated May 10, 2012 announcing acquisition agreements.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.